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                                                                   Exhibit xiv



                               TRUST AGREEMENT

                       Dated as of September 15, 1994

                                  between

                          RALSTON PURINA COMPANY

                                    and

                  WACHOVIA BANK OF NORTH CAROLINA, N.A.



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
                               TABLE OF CONTENTS
                               -----------------

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                                                                           Page
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
SECTION 1.  Establishment Of Trust                                            1

SECTION 2.  Payments to Plan Participants and Their Beneficiaries             4

SECTION 3.  Trustee Responsibility Regarding Payments to Trust
            Beneficiary When Company Is Insolvent                             8

SECTION 4.  Payments to Company                                               9

SECTION 5.  Investment Authority                                             10

SECTION 6.  Disposition of Income                                            13

SECTION 7.  Accounting by Trustee                                            13

SECTION 8.  Responsibility of Trustee                                        14

SECTION 9.  Compensation and Expenses of Trustee                             15

SECTION 10. Resignation and Removal of Trustee and Designation
            of Successor Trustee                                             16

SECTION 11. Amendment or Termination                                         17

SECTION 12. Miscellaneous                                                    18

SECTION 13. Effective Date                                                   22

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                                    (i)
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                           (a)    This Agreement made as of this 15th day of
                    September, 1994, by and between Ralston Purina Company
                    ("Company") and Wachovia Bank of North Carolina, N.A.
                    ("Trustee");

                           (b) WHEREAS, Company has adopted the benefit plans and programs (Plan(s)), as listed in Schedule 1, for the benefit of certain employees of Company and its affiliates;

                           (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

                           (d)    WHEREAS, Company wishes to establish a trust
                    ("Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

                           (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of those Plan(s) that are unfunded and maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended
                    ("ERISA");

                           (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

                           NOW, THEREFORE, the parties do hereby establish the
                    Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                           Section 1.   Establishment of Trust.

INITIAL                    (a)    Company hereby deposits with Trustee, in
DEPOSIT             trust, such stock, insurance policies and other property,
                    as it deems appropriate in accordance with Section 1(k),
                    having a total value of $240,000,000 as of September 15,
                    1994. Such property shall become the principal of the
                    Trust to be held, administered and disposed of by Trustee
                    as provided in this Trust Agreement.

TRUST IS                   (b)    The Trust hereby established shall be
IRREVOCABLE         irrevocable.

COMPANY IS                 (c)    The Trust is intended to be a grantor trust,
GRANTOR; NAME       of which Company is the grantor, within the meaning of
OF TRUST            subpart E, part I, subchapter J, chapter 1, subtitle A of
                    the Internal Revenue Code of 1986, as amended ("Code"), and shall be construed


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                    accordingly.  It shall be known as the Ralston Purina
                    Company Grantor Trust Dated September 15, 1994.

TRUST ASSETS               (d)    The principal of the Trust, and any earnings
USED ONLY FOR       thereon, shall be held separate and apart from other funds
PARTICIPANTS        of Company and shall be used exclusively for the uses and
AND CREDITORS.      purposes of Plan participants and general creditors as
PARTICIPANTS        herein set forth.  Plan participants and their
ARE GENERAL         beneficiaries shall have no preferred claim on, or any
CREDITORS.          beneficial ownership interest in, any assets of the Trust.
                    Any rights created under the Plan(s) and this Trust
                    Agreement shall be mere unsecured contractual rights of
                    Plan participants and their beneficiaries against Company.
                    Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a)
                    herein.

80% FUNDING OF             (e)    Prior to a Change of Control, Company, on or
BENEFITS BEFORE     before June 1 of each year, shall make additional deposits
CHANGE OF CONTROL   of cash or other property in trust with Trustee, to augment the principal to be held, administered and disposed of by
CHOICE OF           Trustee as provided in this Trust Agreement, in an amount
ACTUARIAL           calculated to ensure that the value of assets in the Trust
ASSUMPTIONS TO      (including, subject to Section 1(i), any funds allocated to
DETERMINE           the Expense Account) shall be equal to at least 80% of the
"PRESENT VALUE"     present value, as of December 31 of the preceding year, of amounts required to pay each Plan participant or
                    beneficiary the benefits, pursuant to pension plans named
                    in Schedule 1, which  Plan participants have accrued as of
                    December 31 of such preceding year or benefits, with
                    respect to other plans named in Schedule 1, which they or
                    their beneficiaries are expected to be paid during their
                    entire period of participation in the Plan(s).  For
                    purposes of this Trust Agreement, "present value" shall be determined on the basis of the assumptions contained in the most recent Payment Schedules (as defined in Section 2(a))
                    prepared prior to, or as of, such deposit.  Initial
                    assumptions shall be established by Company in the first
                    Payment Schedules.  Such assumptions may thereafter be
                    changed (i) prior to a Change of Control by agreement of
                    Company and Trustee and (ii) subsequent to a Change of
                    Control by Trustee, as appropriate, but only after
                    consultation with and approval by an enrolled independent
                    actuary retained by Trustee and delivery to the affected
                    participants of written notice of the proposed changes at
                    least sixty (60) days prior to the effective date of a
                    proposed change.

FUNDING INCREASES          (f)    Upon a Change of Control or a breach by
TO 100% WITHIN      Company of its obligation in Section 12(e), Company shall,
10 DAYS AFTER       as soon as possible, but in no event later than 10 business
CHANGE OF           days following the Change of Control or Trustee's notifi-
CONTROL; BREACH     cation to Company that a breach has occurred, make a
OF SECTION 12(e);   contribution of cash or other property to the Trust in an
OR UPON BOARD       amount calculated to ensure that the value of assets in the
VOTE TO INCREASE    Trust (including, subject to Section 1(i), any funds
FUNDING             allocated to the Expense Account) is sufficient to pay each
                    Plan participant or beneficiary 100% of the present value, as of December 31 of the year prior to the year in which
                    the Change of Control occurred, of the benefits, pursuant
                    to pension plans named in Schedule 1, which Plan
                    participants have accrued as of December 31 of such
                    preceding year or benefits, with respect to other plans
                    named in Schedule 1, which they or their beneficiaries are expected to be paid

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                    during their entire period of participation in the Plan(s).
                    Subject to Section 11, the Board may also, at any time,
                    approve an amendment to the Trust to increase the
                    percentage of the present value of benefit plan liabilities required to be funded immediately prior to such amendment.

100% FUNDING               (g)    After a Change of Control, on or before June
CONTINUED AFTER     1 of each year,  Company shall be required to deposit
CHANGE OF           additional cash or other property to the Trust in an amount
CONTROL             that is calculated to ensure that the value of assets in
                    the Trust (including, subject to Section 1(i), any funds
                    allocated to the Expense Account) is sufficient to pay
                    each Plan participant or beneficiary 100% of the present
                    value, as of December 31 of the preceding year, of amounts required to pay each Plan participant or beneficiary the
                    benefits, pursuant to pension plans named in Schedule 1,
                    which Plan participants have accrued as of December 31 of
                    such preceding year or benefits, with respect to other
                    plans named in Schedule 1, which they or their
                    beneficiaries are expected to be paid during their entire
                    period of participation in the Plan(s).

COMPANY REQUIRED           (h)    In the event that Company or its Affiliates
TO CONTRIBUTE       or Associates borrow against, or Trustee loans to Company
FUNDS EQUAL TO      or its Affiliates or Associates the proceeds of any
AMOUNTS BORROWED    borrowing against, an insurance policy held as an asset of
FROM LIFE           the Trust, Company shall contribute to the Trust at that
INSURANCE           time assets which are equal in value to the amounts
POLICIES            borrowed and which meet the criteria set forth in Section
                    1(k).  If Company contributes to the Trust a policy
                    against which it has previously borrowed, Company shall
                    contribute to the Trust, coincident with the contribution
                    of the policy, assets which are equal in value to the
                    amount borrowed and which meet the criteria set forth in
                    Section 1(k). Notwithstanding any subsequent repayment of
                    amounts borrowed, assets contributed pursuant to this
                    provision at the time of borrowing may not be withdrawn
                    from the Trust by Company except as permitted under
                    Section 4(b).

EXPENSE                    (i)    In addition to deposits made to the Trust
ACCOUNT             pursuant to subparagraphs (e), (f), (g) or (h) of this
                    Section 1, prior to a Change of Control Company may deliver to Trustee such other assets, to be allocated to an Expense
                    Account, as may be considered appropriate to provide for
                    the payment of expenses of the Trust.  Upon a Change of
                    Control, Company shall deliver to Trustee, within 10 days
                    following the Change of Control, not less than the amount
                    specified in Schedule 2 as necessary to pay the anticipated expenses to be incurred by the Trust.  Except as provided
                    in Section 3, any such Expense Account deposits, and
                    earnings thereon, shall be applied solely toward the
                    payment of Trust expenses; provided, however, that amounts credited to the Expense Account shall be included in
                    calculating the ratio of the present value of Plan
                    liabilities to Trust assets until such time as Trustee, in its discretion, determines that at least one dollar of
                    amounts allocated to the Expense Account has been used, or is likely to be used within three months, to pay expenses
                    incurred on account of, or in anticipation of, litigation.
                    After such a determination, assets allocated to the Expense
                    Account shall not be included in the calculation of Trust
                    assets available for the payment of Plan benefits.

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80% OR 100%                (j)    If Company fails to make timely deposits to
FUNDING DEFAULT     the Trust when required under subparagraphs (e), (f), (g),
TO BE CURED         (h) or (i) of this Section 1, Company shall be considered
WITHIN 30 DAYS;     to be in default of its obligations under the Trust
CHANGE OF CONTROL   Agreement. Within (i) thirty (30) days after such default
FUNDING DEFAULT     with respect to subparagraphs (e) or (g) occurs, or (ii)
WITHIN 5 DAYS       five (5) days after any default with respect to subpara-
                    graphs (f), (h) or (i) occurs, Company is required to cure the default by depositing in the Trust an amount
                    sufficient to satisfy the funding obligations set forth in subparagraphs (e), (f), (g), (h) or (i), as applicable,
                    together with interest thereon equal to the prime rate
                    offered by Citibank, N.A., or such other major banking
                    institution as may be designated by Trustee, compounded
                    daily during the period of default.

TYPE OF ASSETS             (k)    Assets contributed by Company at any time to
WHICH MAY BE        the Trust must be (i) in the opinion of Trustee, liquid or
CONTRIBUTED BY      easily liquidated; and (ii) in the case of equity
COMPANY             securities, including Common Shares, traded on a national
                    securities exchange or on the NASDAQ National Market
                    System.  Debt securities must be at least "investment
                    grade", as that term is commonly used by debt rating
                    agencies.  Subject to the foregoing requirements, prior to a Change of Control, Company may satisfy its funding
                    obligations in whole or in part by contributing equity, but not debt, securities of Company.  After a Change of
                    Control, Company may not contribute Common Shares or
                    securities of any Affiliate or Associate.

                           Section 2.   Payments to Plan Participants and Their
                    Beneficiaries.

ANNUAL PAYMENT             (a)    Beginning on the date Company first
SCHEDULES           contributes assets to the Trust, and subsequently no later than May 1 each calendar year thereafter, Company shall
                    deliver to Trustee a schedule ("Payment Schedule") that
                    indicates the amounts payable in respect of each Plan
                    participant (and his or her beneficiaries), that provides
                    a formula or other instructions acceptable to Trustee for
                    determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under
                    the Plan(s)), and the time of commencement for payment of
                    such amounts.  The Payment Schedules shall be
                    substantially in the form of Schedule 3 and shall include, without limitation by specification, (i) the name of each
                    participant entitled to receive benefits under each Plan,
                    (ii) the current address of such participant, (iii) the
                    beneficiaries, if applicable, designated by such
                    participant, (iv) to the extent then determinable, the
                    amount of benefit payments to which such participant is
                    entitled (including, where payments are to be determined
                    by reference to the value of Common Shares the number of
                    Common Shares with respect to which the benefit is to be
                    determined and the manner, if any, of crediting dividends
                    on such Common Shares), (v) the date or event on which
                    such benefit payments are to be made, (vi) the extent to
                    which such benefits are payable other than in cash, (vii)
                    the actuarial and other assumptions, if any, utilized to
                    calculate the benefits, and (viii) such additional
                    information (such as date of birth, years of service,
                    and/or compensation of a participant) as shall be
                    necessary to enable Trustee to determine the amount, time, and form of payment of each benefit payable to such
                    participant.  Each such Payment

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                    Schedule shall also include a calculation of the present
ANNUAL UPDATE       value, as of December 31 of the preceding year, of amounts
OF PRESENT VALUE    required to pay each Plan participant or beneficiary the
OF BENEFITS         benefits pursuant to pension plans named in Schedule 1,
                    which they have accrued as of December 31 or benefits, with respect to other plans named in Schedule 1, which they or
                    their beneficiaries are expected to be paid during their
                    period of participation in the Plan(s).  Except as
                    otherwise provided herein, Trustee shall make payments to
                    the Plan participants and their beneficiaries in accordance with such Payment Schedule.  Trustee shall make provision
                    for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with
                    respect to the payment of benefits pursuant to the terms of the Plan(s), and shall pay amounts withheld to the
                    appropriate taxing authorities or determine that such
                    amounts have been reported, withheld and paid by Company.

BEFORE CHANGE              (b)    Prior to a Change of Control, in the interim
OF CONTROL,         between delivery of annual Payment Schedules, Company shall
COMPANY TO          as soon as practicable notify Trustee in writing of any and
UPDATE PAYMENT      all changes which relate to the commencement or termination
SCHEDULES           of payment of benefits or change in amount of benefits
BETWEEN ANNUAL      payable (due to retirement, termination of service, death
UPDATES TO          of a participant, acceleration of payment of benefits under
ADDRESS CHANGES     the terms of a Plan, or otherwise).  Each such notice shall
IN BENEFITS IN      be dated, shall set forth the name of each Plan participant
PAY STATUS          or beneficiary with respect to whom the Payment Schedules
                    are being changed (or who is being added to or deleted from the Payment Schedules), and all additions to or changes
                    from the information previously supplied with respect to
                    such Plan participant or beneficiary.  Any update of the
                    Payment Schedules shall supersede the prior Payment
                    Schedules with respect to the new information provided but in no event shall such updates be used to recalculate the
                    present value of plan liabilities as established in the
                    annual Payment Schedules except with respect to preparation of a subsequent annual Payment Schedule.

TRUSTEE TO                 (c)    No later than thirty (30) days after the
UPDATE PAYMENT      occurrence of a Change of Control, Company shall provide
SCHEDULES AFTER     Trustee with Payment Schedules updated to the date of the
CHANGE OF           Change of Control.  Subsequent to a Change of Control,
CONTROL             Trustee shall be charged with keeping the Payment Schedules accurate and current, including, but not limited to,
                    preparing, on or before May 1 each calendar year, Payment
                    Schedules in the same manner required of Company, prior to a Change of Control, as set forth in Section 2(a) and, in
                    the interim between annual Payment Schedules, Section 2(b).
                    In carrying out its duty to prepare the Payment Schedules
                    annually and to update them on an interim basis as needed,
                    Trustee shall be entitled to obtain assistance from
                    Company, participants, beneficiaries and independent third parties, including, but not limited to, actuaries retained by Trustee (other than any actuarial firm retained by
                    Company), as may be necessary in order for Trustee to
                    fulfill its duties under this Trust Agreement.

ACCESS TO                  (d)    Company shall keep accurate books and records
EMPLOYEE            with respect to the eligibility of employees to participate
RECORDS             in the Plans and the benefits payable under the Plans, and shall provide such information and access to such books and records to

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                    Trustee and any independent third party referred
                    to in Section 2(c) at such time or times as Trustee shall
                    reasonably request.  If, at any time subsequent to a Change of Control, Company fails or refuses to give Trustee
                    participant data or access to such books and records,
                    Trustee shall be entitled to rely on information obtained
                    by it from the respective participants (including such
                    information as Trustee may obtain after a claim for
                    benefits has been made) for the purpose of calculating
                    benefits pursuant to the Payment Schedules.

ANNUAL ACCOUNT             (e)    As soon as practicable following a Change of
STATEMENTS TO       Control, Trustee shall notify each participant listed on
PARTICIPANTS        the most recent Payment Schedule, as updated, in writing of
AFTER CHANGE        the amount of his or her benefit under the Payment
OF CONTROL          Schedules.  Thereafter, Trustee shall mail, by May 15 each year, an account statement ("Account Statement") to each
                    such participant at his or her address listed on the most
                    recent Payment Schedule.  The Account Statement shall
                    contain a statement, as of December 31 of the prior
                    calendar year, of the amount of benefit payments to which
                    the participant is entitled; a summary of the assets of the
                    Trust; and a statement notifying the participant that he or she has the right to receive or examine a copy of this
                    Trust Agreement and examine Trustee's account filed with
                    Company pursuant to Section 7.  In addition, Trustee shall notify each participant of any failure by Company to
                    provide the information or access referred to in Section
                    2(d), or to make deposits pursuant to subparagraphs (e),
                    (f), (g), (h), (i) or (j) of Section 1.

PLAN                       (f)    The entitlement of a Plan participant or his
ADMINISTRATOR TO    or her beneficiaries to benefits under the Plan(s) shall be
DETERMINE           determined by the Plan Administrator or such party as it
PARTICIPANT'S       shall designate under the Plan(s), and any claim for such
ENTITLEMENT TO      benefits shall be considered and reviewed under the
PLAN BENEFITS       procedures set out in the Plan(s).  Company has provided or will promptly provide Trustee with a copy of each of the
                    Plans and shall provide Trustee with a copy of any
                    amendment to a Plan promptly upon its adoption.

COMPANY TO PAY             (g)    If the principal of the Trust, and any
TRUST AMOUNT OF     earnings thereon, that, subject to Section 1(i), are
SHORTFALL IN        available to pay benefits are not sufficient at any time to
MONTHLY BENEFIT     fully fund the present value, established as of the most
PAYMENTS            recent calculation required under Section 2(a), of all
                    liabilities under the Plans for benefit payments to Plan
                    participants or their beneficiaries, Trustee shall
                    calculate each month the portion of each benefit payment
                    it may make, with respect to the Plans in each class,
                    consistent with the provisions of Section 2(i).  Trustee
                    shall promptly notify Company of the amount of any
                    shortfall in funds available to pay benefits for such
                    month, and Company shall, within three (3) working days
                    after receipt of such notification, contribute to the
                    Trust cash equal to the amount of the shortfall.  Each
                    such contribution shall be applied by Trustee to pay
                    benefits payable under the terms of the Plans for the
                    month for which such contribution is made, and shall not
                    be included in the calculation of the ratio of Trust
                    assets to the present value of Plan liabilities. Any such
                    contributions by Company in excess of amounts necessary to fund the shortfall described above shall be retained in
                    the Trust and included in the calculation of the ratio of
                    Trust assets to the present value of Plan liabilities.

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TRUSTEE MAY PAY            (h)    In lieu of Trustee's making payment of
TO OTHER GRANTOR    benefits directly to Plan participants and their benefi-
TRUSTS              ciaries in accordance with the Payment Schedules, Trustee
                    may at its discretion make a deposit or deposits directly
                    to the trust established pursuant to the Trust Agreement
                    dated as of November 16, 1988 between Ralston Purina
                    Company and Wachovia Bank and Trust Company, N.A. (
                    "November 1988 Trust") so that the trustee(s) of such
                    other trust may use such funds to pay Plan participants
                    and their beneficiaries according to the terms of such
                    trust and their payment schedules.  If applicable under
                    the terms of the other trust, Trustee shall certify to the trustee of such other trust the amount of deposits being
                    made with respect to (i) each account allocated to a
                    participant under such other trust, (ii) an account
                    representing a category of unallocated benefits of
                    participants or (iii) any expense account described in
                    such trust.

TRUST ASSETS               (i)    In the event that assets in the Trust are
ALLOCATED TO        insufficient to fully fund the present value of liabilities
PLAN LIABILITIES    under all the Plans set forth in Schedule 1, and Company
BASED ON            has not paid benefits under the Plans in full directly to
PRIORITY CLASS      Plan participants or their beneficiaries when they become
                    payable, Trustee shall pay such benefits either directly to the participants or beneficiaries under the Payment
                    Schedules or, in its discretion, to the November 1988
                    Trust, according to the following priority of payment:

                           CLASS 1:       Deferred Compensation Plan for Key
                                                 Employees; Executive
                                                 Savings Investment Plan
                           CLASS 2:       Supplemental Retirement Plan
                           CLASS 3:       Executive Health Plan and Executive
                                                 Long Term Disability Plan
                           CLASS 4:       Executive Life Plan
                           CLASS 5:       Current Year's Bonus Plan
                           CLASS 6:       Officers' Liability Insurance
                           CLASS 7:       Other Plans

                           Trustee shall apply the available funds first to
                    satisfy the obligations set forth in the relevant Payment
                    Schedule with respect to the Plans in Class 1. To the extent total Trust assets available to pay benefits are less than the present value of the liabilities of the Plans in Class 1, Trustee shall make benefit payments, to participants and beneficiaries of such Plans who are currently entitled to payment, in amounts proportionate to the ratio of the Trust assets available to pay benefits to the present value of liabilities of such Plans in Class 1.
                    To the extent the present value of liabilities calculated with respect to the Plans in Class 1 can be fully satisfied by Trust assets available to pay benefits, remaining assets in the Trust shall be allocated in the same manner to satisfy the obligations of the Plans in each of the other
                    Classes in sequence, taking into account the portion of funds in the Trust previously allocated to preceding
                    Classes of Plans in order to calculate the proportion of each benefit payment which should be satisfied from Trust assets. Notwithstanding any provisions

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PRIORITY SCHEDULE   of Section 11 to the contrary, this schedule of priority
TO BE AMENDED       Classes and the Plans named therein shall not be amended
ONLY WITH CONSENT   to the detriment of Plan participants and beneficiaries
OF CLASS MEMBERS    covered by the schedule prior to such amendment without
                    the written consent of a majority of Plan participants and beneficiaries in each Class.

COMPANY RETAINS            (j)    Nothing in this Trust Agreement shall relieve
OBLIGATION TO       Company of its obligation to pay benefits pursuant to the
PAY                 Plans, except to the extent benefits are paid to the
                    participant or beneficiary from Trust assets.
                    Notwithstanding anything to the contrary in Section 2(g),
                    Company may, upon notification in writing to the Trustee,
                    pay from Company assets, directly to Plan participants
                    and their beneficiaries, all benefits due under the
                    Plans.  In such event, Company may, at its election,
                    receive reimbursement from Trustee, in the month
                    following such payment, of such amounts equal to the
                    portion of each benefit payment Trustee would otherwise
                    be authorized to make with respect to Plans in each
                    Class, consistent with the provisions of Section 2(i).
                    If Trustee, in the exercise of its discretion, determines
                    to its satisfaction that Company has failed, or is likely
                    to fail, to keep its promise to pay benefits from Company
                    assets as indicated, Trustee shall notify Company that
                    the arrangement for direct payment of benefits by Company
                    is no longer in effect and that the parties shall
                    thereafter follow the payment arrangement set forth in
                    Section 2(g).

DEFAULT IN                 If Company at any time fails to contribute funds to
PAYING BENEFITS     the Trust as required by Section 2(g), and has not
                    otherwise paid to Participants those benefits which
                    Trustee was unable to pay due to Company's non-compliance
                    with Section 2(g), then, when Company next contributes
                    cash or other property to the Trust, the amounts required
                    to be contributed under Section 2 shall include, but not
                    be limited to, the aggregate amount of all payments which
                    were not made due to Company's non-compliance.  Trustee
                    is entitled in its discretion to rely on information
                    obtained by it from participants or beneficiaries
                    regarding their failure to receive benefits when due.

                           Section 3.   Trustee Responsibility Regarding
                    Payments to Trust Beneficiary When Company Is Insolvent.

DEFINITION OF              (a)    Trustee shall cease payment of benefits to
INSOLVENCY          Plan participants and their beneficiaries if Company is
                    Insolvent.  Company shall be considered "Insolvent" for
                    purposes of this Trust Agreement if (i) Company is unable
                    to pay its debts as they become due, or (ii) Company is
                    subject to a pending proceeding as a debtor under the
                    United States Bankruptcy Code.

TRUST ASSETS               (b)    At all times during the continuance of this
SUBJECT TO          Trust, as provided in Section 1(d), the principal and
CREDITORS'          income of the Trust shall be subject to claims of general
CLAIMS              creditors of Company under federal and state law as set
                    forth below.

                                  (1)     The Board of Directors and the Chief
                           Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency.
                           If a person claiming to be a creditor of Company alleges in

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NO BENEFITS PAID           writing to Trustee that Company has become
PENDING DETERMINATION      Insolvent, Trustee shall determine whether Company
OF INSOLVENCY              is Insolvent and, pending such determination,
                           Trustee shall discontinue payment of benefits to
                           Plan participants or their beneficiaries.

TRUSTEE'S                         (2)     Unless Trustee has actual knowledge
DETERMINATION OF           of Company's Insolvency, or has received notice from
INSOLVENCY                 Company or a person claiming to be a creditor
                           alleging that Company is Insolvent, Trustee shall
                           have no duty to inquire whether Company is
                           Insolvent.  Trustee may in all events rely on such
                           evidence concerning Company's solvency as may be
                           furnished to Trustee and that provides Trustee with
                           a reasonable basis for making a determination
                           concerning Company's solvency.

TRUSTEE TO                        (3)     If at any time Trustee has determined
DISCONTINUE BENEFIT        that Company is Insolvent, Trustee shall discontinue
PAYMENTS DURING            payments to Plan participants or their beneficiaries
INSOLVENCY                 and shall hold the assets of the Trust for the
                           benefit of Company's general creditors.  Nothing in
PARTICIPANTS ARE           this Trust Agreement shall in any way diminish any
GENERAL CREDITORS          rights of Plan participants or their beneficiaries
                           to pursue their rights as general creditors of
                           Company with respect to benefits due under the
                           Plan(s) or otherwise.

PAYMENTS RESUME                   (4)     Trustee shall resume the payment of
AFTER INSOLVENCY           benefits to Plan participants or their beneficiaries
                           in accordance with Section 2 of this Trust Agreement
                           only after Trustee has determined that Company is
                           not Insolvent (or is no longer Insolvent).

MAKE-UP PAYMENTS           (c)    Provided that there are sufficient assets, if
AFTER INSOLVENCY    Trustee discontinues the payment of benefits from the
                    Trust pursuant to Section 3(b) hereof and subsequently
                    resumes such payments, the first payment following such
                    discontinuance shall include the aggregate amount of all
                    payments due to Plan participants or their beneficiaries
                    under the terms of the Plan(s) and this Trust for the
                    period of such discontinuance, less the aggregate amount
                    of any payments made to Plan participants or their
                    beneficiaries by Company in lieu of the payments provided
                    for hereunder during any such period of discontinuance.

                           Section 4.   Payments to Company.

LIMITED REVERSION          (a)    Except as provided in this Section 4 and
TO COMPANY          Section 3 hereof, Company shall have no right or power to
                    direct Trustee to return to Company or to divert to
                    others any of the Trust assets before  payment of all
                    benefits has been made to Plan participants and their
                    beneficiaries pursuant to the terms of the Plan(s).

EXCESS OVER 125%           (b)    If the aggregate assets of the Trust, valued
FUNDING: ADDITION   as of the end of the month in which each annual Payment
TO EXPENSE ACCOUNT  Schedule described in Section 2(a) or 2(c) is delivered
AND REVERSION TO    to, or prepared by, Trustee, exceed 125% of the present
COMPANY             value of liabilities under all

                                    - 9 -

                    Plans as set forth as of December 31 on such annual Payment Schedule, then any excess first shall be allocated to the Expense Account to the extent that the amount allocated to the Expense Account at that time is less than the amount credited thereto as of the date of a Change of Control; provided, however, that Trustee, in its sole and complete discretion, may allocate additional amounts to the Expense Account if it deems such allocations to be appropriate to meet possible future expenses of the Trust. Trustee shall promptly notify Company of any remaining excess and shall, if Company so requests in writing within thirty (30) days after receipt of such notification, deliver all or a part of such excess amount to Company, but if such assets consist of Common Shares of Company, such assets shall not be delivered to Company between a record date and a shareholder meeting date.

                           Section 5.   Investment Authority.

INVESTMENT IN              (a)    Trustee may invest in securities (including
COMPANY STOCK       stock or rights to acquire stock) or obligations issued
PERMITTED           by Company.  All rights associated with assets of the
                    Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants or their beneficiaries.

COMPANY'S RIGHT            Except as set forth below, Company shall have the
TO SUBSTITUTE       right at any time, and from time to time in its sole
ASSETS              discretion, to substitute assets of equal fair market
                    value for any asset held by the Trust as long as such assets are (i) deemed by Trustee in its discretion to be liquid or easily liquidated; (ii) in the case of equity securities, including Common Shares, traded on a national securities exchange or on the NASDAQ National Market
                    System; and (iii) in the case of debt securities, ranked at least as investment grade as defined in Section 1(k).
                    This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Notwithstanding this right, (i)
                    Company shall not be permitted to substitute other assets for its Common Shares held by the Trust between a record date for a shareholder meeting, and the date of such meeting, or in the event that capital of Company is impaired; (ii) prior to a Change of Control, with respect to the substitution of Common Shares for other assets in the Trust, Company may substitute only equity securities which meet the criteria set forth above in this Section
                    5(a); and (iii) after a Change of Control, Company may not substitute Common Shares, or stock of any Affiliate or Associate for any assets in the Trust.

INVESTMENT                 (b)    Trustee shall invest and reinvest the
GUIDELINES SET      principal and income of the Trust fund and keep the Trust
BY COMPANY BEFORE   fund invested, without distinction between principal and
CHANGE OF CONTROL   income, in accordance with the investment guidelines
OR FAILURE TO       attached as Schedule 4 hereto or such written guidelines
CURE DEFAULT;       as may be furnished from time to time (prior to a Change
THEREAFTER BY       of Control or an event of default described in Section
TRUSTEE             1(j)) by Company.  When a Change of Control occurs, or an
                    event of default is not cured in a timely manner, Trustee is authorized to disregard, if it deems it prudent to do so, investment guidelines furnished by Company.

GENERAL POWERS             (c)    In addition to the powers and duties
OF TRUSTEE          specified elsewhere in this Trust Agreement, and subject
                    to the investment guidelines provided pursuant to Section
                    5(b), Trustee shall have the following powers and authority with respect to the Trust fund:

                                  (i) To purchase securities or any other kind of property and to retain such securities or other property, regardless of diversification and without being limited to investments authorized by law for the investment of trust funds.

SALE OF COMPANY                   (ii)      To sell, exchange or transfer any
SECURITIES BY              securities or other property at public or
TRUSTEE: COMPANY'S         private sale for cash or on credit and grant
RIGHT OF FIRST             options for the purchase or exchange thereof;
REFUSAL AND                provided that, if Trustee elects to exercise
REGISTRATION               its rights, with respect to Common Shares held
OBLIGATION                 in the Trust, pursuant to this Section
                           5(c)(ii), Company must be offered the right of first refusal to engage in such transaction with Trustee on terms consistent with Trustee's fiduciary obligations and with the terms and conditions of a Stock Restriction and Registration Rights Agreement, dated as of September 15, 1994, between Company and
                           Trustee, attached hereto as Exhibit A.

                                  (iii)     To participate in any plan of
                           reorganization, consolidation, merger,
                           combination, liquidation or other similar transaction relating to any Trust fund property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity, involving any of the securities of which may at any time be held in the Trust fund, and to do any act with reference thereto.

                                  (iv)      To deposit any Trust fund property
                           with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay all or a part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

                                  (v)       To exercise any conversion
                           privilege or subscription right available in connection with any Trust fund property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

                                  (vi)      Subject to Section 8(c), to
                           commence or defend suits or legal proceedings and to represent the Trust in any other suits or legal proceedings in which it has an interest, and to settle or compromise any claims, debts or damages, due or owing, or possibly due or owing, to or from the Trust.

RIGHT TO VOTE                     (vii)     To exercise, personally or by
SECURITIES                 general or limited power of attorney, any
                           right, including the right to vote, appurtenant to any securities or other such property.

RIGHT TO BORROW                   (viii)    Subject to the provisions of any
MONEY AND PLEDGE           indentures relating to indebtedness of Company
SECURITIES OR              existing prior to a Change of Control, to
OTHER PROPERTY             borrow money from any lender, including
                           Company, in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust, and to pledge any securities or other property for the repayment of any such loan.

                                  (ix)      To hold all or part of the Trust
                           fund uninvested.

                                  (x)       To commingle assets of the Trust
                           fund, for investment purposes only, with assets of other trust funds established by Company or its Affiliates and designated in Schedule 5, provided that Trustee shall maintain separate records with respect to each such other trust or Plan.

                                  (xi)      To invest and reinvest all or any
                           specified portion of the Trust fund through the medium of any common, collective or commingled trust fund which has been or may hereafter be established and maintained by Trustee, provided that prior to investing any portion of the Trust fund for the first time in any such common, collective or commingled trust fund, Trustee shall advise Company of its intent to make such an investment and furnish to Company any information it may reasonably request with respect to such common, collective or commingled trust fund.

                                  (xii)     To form corporations or
                           partnerships and to create trusts to hold title to any such property, upon such terms and conditions as may be deemed advisable.

                                  (xiii)    To acquire, renew or extend, or
                           participate in the acquisition, renewal or extension of, any mortgage, and to agree to a reduction in the rate of interest on any indebtedness or mortgage or to any other modification or change in the terms of any indebtedness or mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust, or the preservation of any covenant or condition of any indebtedness or mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity, any rights or remedies in respect of any such indebtedness or mortgage or guarantee.

RIGHT TO HOLD                     (xiv)     To acquire, purchase, hold and be
INSURANCE                  the owner of any individual or group life
CONTRACTS                  insurance or medical contracts or individual or
                           group annuity contracts and to take such action with respect to such contracts as necessary or advisable to carry out the terms of this Trust
                           Agreement.

                                  (xv)      To register or hold any securities
                           or other property held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system, and to hold any securities in bearer form.

                                  (xvi)     Subject to the provisions of any
                           indentures relating to indebtedness of Company existing prior to a Change of Control, to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

                           Section 6.   Disposition of Income.

INCOME ON                  During the term of this Trust, all income received
ASSETS TO BE        by the Trust, net of expenses and taxes, shall be
REINVESTED          accumulated and reinvested.

                           Section 7.   Accounting by Trustee.

ACCOUNTING BY              Trustee shall keep accurate and detailed records of
TRUSTEE all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                           Section 8.   Responsibility of Trustee.

FIDUCIARY                  (a)    Trustee shall act with the care, skill,
STANDARD prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any Person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company. Except as otherwise provided in Section 8(c), in the event of a dispute, involving the Trust, between Company and any other Person, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

INDEMNIFICATION            (b)    Company shall, to the extent permitted by
OF TRUSTEE          law, indemnify Trustee and hold it harmless from and
                    against any claim or liability that may be asserted against or incurred by Trustee by reason of its taking or refraining from taking any action hereunder, including, without limiting the generality of the foregoing, any claim or liability brought against Trustee by Company;
                    provided, however, that such indemnity shall not apply if such claim or liability is due to Trustee's gross negligence or willful misconduct. To the extent that Company has not fulfilled its obligations under the foregoing provisions of this Section 8(b), after final judgment is entered, Trustee shall be reimbursed out of the assets of the Trust.

RESTRICTION ON             (c)    Trustee shall not itself commence any legal
TRUSTEE'S           action, whether in the nature of an interpleader action,
RIGHT TO SUE        request for declaratory judgment, or otherwise,
                    requesting the court to (i) determine the validity of this Trust Agreement or any provision thereof or (ii) make any determination with respect to benefits which this Trust Agreement requires to be made by Trustee.

AGENTS AND                 (d)    Trustee may engage any legal counsel,
CONSULTANTS         including counsel to Company, or any other suitable agents, to consult with respect to the interpretation of this Trust
                    Agreement, the duties of Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which Trustee proposes to take or omit. Trustee may rely upon the advice of such counsel or agents, and pay their reasonable fees, expenses and compensation;
                    provided, however, that following the occurrence of a Change of Control such counsel or agent shall not be counsel or agent for Company.

                           (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against policy.

                           (f)    However, notwithstanding the provisions of
                    Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

                           (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                           Section 9.   Compensation and Expenses of Trustee.

COMPANY TO PAY             (a)    (i)     Company shall from time to time pay
TAXES LEVIED               taxes of any and all kinds whatsoever which at any
ON TRUST FUND              time are levied or assessed upon or become payable
                           in respect of the Trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust fund are not paid by Company when due, Trustee shall pay such taxes out of the Trust fund and the provisions of
                           Section 9(c) shall apply. In addition, Trustee shall immediately notify each Plan participant in writing of the failure of Company to pay the taxes.

                                  (ii)    With respect to any taxes levied or
                           assessed upon the Trust fund, Trustee shall, at Company expense, contest the validity of such taxes in any manner deemed appropriate by Company or its counsel, but only if Trustee has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, Company may itself contest the validity of any such taxes.

TRUSTEE FEES               (b)    Trustee shall be paid compensation by Company
AND EXPENSES        in accordance with Trustee's regular schedule of fees for
                    trust services and applicable investment management services, as in effect from time to time, unless Company and Trustee otherwise agree. Trustee shall be reimbursed by Company for its reasonable expenses of management and administration of the Trust, including reasonable compensation of counsel and any actuary or other agent engaged by Trustee to assist it in such management and administration.

USE OF                     (c)    Expenses of the Trust shall be paid by
EXPENSE             Company. If Company does not pay these expenses, to the
ACCOUNT             extent there is a balance remaining in the Expense Account,
ASSETS              Trustee shall withdraw from the Expense Account amounts
                    required for payment of Trustee's fees and Trust expenses
                    (including taxes). Trustee shall demand reimbursement from Company for such fees and expenses, and Company shall immediately deposit into the Trust fund, for credit to the Expense Account, a sum equal to the amount paid by the Trust fund for such fees and expenses. In the event that Company shall fail or refuse to make such reimbursement upon demand, and there is no balance in the Expense Account, Trustee may satisfy such obligations out of the assets of the Trust fund. Trustee shall also notify all Plan participants or beneficiaries of any failure by Company to reimburse the Trust fund pursuant to this Section 9.

                           Section 10. Resignation and Removal of Trustee and Designation of Successor Trustee.

REMOVAL OF                 (a)    At any time prior to a Change of Control,
TRUSTEE BEFORE      Company may remove Trustee with or without cause upon at
CHANGE OF           least ninety (90) days' notice in writing to Trustee.  No
CONTROL             removal of Trustee shall be effective until Company has
                    appointed in writing a successor Trustee that is independent and not subject to the control of either
                    Company or the Plan participants and their beneficiaries, and which must be a bank which is a national banking association member and established under the laws of one of the states of the United States, and which has equity in excess of $100 million, or a trust company whose trust assets under investment would place it among the 100 largest trust companies in the United States; and such successor has accepted the appointment in writing.

                           (b) Subsequent to a Change of Control, Trustee may be removed in accordance with the procedure of Section 10(a) and the following procedure:

                                  (i)     Company may give notice in writing to
                           Trustee of removal, appoint a successor Trustee and
REMOVAL OF                 receive an acceptance of the appointment in writing;
TRUSTEE AFTER              and
CHANGE OF
CONTROL                           (ii)    Company shall then notify each Plan
                           participant or beneficiary on the most recent
                           Payment Schedule of the proposed removal and designation of the specified successor Trustee.
                           Each Plan participant or beneficiary shall then vote for or against such action. If a majority do not approve the proposed action, then a court of competent jurisdiction located in the State of Missouri shall have the final decision on removal of Trustee and selection of a successor Trustee.

RESIGNATION OF             (c)    Trustee may resign at any time upon at least
TRUSTEE ninety (90) days' notice in writing to Company, except that any such resignation prior to a Change of Control shall not be effective until Company has appointed in writing a successor Trustee meeting the requirements set forth in Section 10(a), and such successor has accepted the appointment in writing. Following a Change of Control, the resignation of Trustee, and the appointment of a successor Trustee, shall become effective after the successor trustee meeting the requirements of Section 10(a) is appointed in writing by Company and then approved by a vote of a majority of all participants or beneficiaries.

SUCCESSOR                  (d)    Each successor Trustee, during such period as
TRUSTEE it shall act as such, shall have the powers and duties herein conferred upon Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor
                    Trustee. Upon designation of a successor Trustee in accordance with this Section 10, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the assets and properties in its control or possession then constituting the Trust fund.

                           (e) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee, or from any other past event, or any condition existing at the time it becomes successor Trustee.

                           Section 11.   Amendment or Termination.

AMENDMENT BY               (a)    Prior to a Change of Control or an event of
COMPANY PRIOR       default described in Section 1(j), Company may from time
TO CHANGE           to time amend, in whole or in part, any or all of the
OF CONTROL          provisions of this Trust Agreement without the consent of
OR DEFAULT          any Plan participant or beneficiary; provided, however,
                    that (i) no amendment will be made to this Trust
                    Agreement or the Plans which will cause this Trust
AMENDMENTS CAN      Agreement, any Plan or the assets of the Trust fund to be
INCREASE MANDATED   governed by or subject to Part 2, 3 or 4 of Title I of
FUNDING             the Employee Retirement Income Security Act of 1974, as
PERCENTAGES BUT     amended, (ii) no amendment will be made which will cause
NEVER DECREASE      the assets of the Trust fund to be taxable to Plan
THEM BELOW          participants or beneficiaries prior to the distribution
ORIGINAL 80% OR     therefrom, (iii) no such amendment shall adversely affect
100% MANDATES       any benefits reflected on the Payment Schedules to the
                    date of such amendment in respect of any Plan participant or beneficiary, or the amount of assets of the Trust fund allocable thereto, (iv) no such amendment shall reduce the percentage of the present value of benefit plan liabilities, which are required to be funded pursuant to
                    Section 1, to an amount below 80% prior to a Change of Control or below 100% after a Change of Control, and (v) no such amendment shall increase the duties or responsibilities of Trustee unless Trustee consents thereto in writing.

AMENDMENT BY               (b)    Following a Change of Control or an event of
CONSENT OF          default described in Section 1(j), this Trust Agreement
MAJORITY OF         may be amended (always subject to the restrictions set
PARTICIPANTS        forth in Section 11(a)), only with the prior written
AFTER CHANGE        consent of a majority of participants and beneficiaries
OF CONTROL OR       who, at the time such amendment is sought, are listed on
DEFAULT             the most recent Payment Schedules.  Upon receipt of a
                    request from Company for an amendment, Trustee shall be responsible for requesting such consents in a timely fashion.

AMENDMENTS TO              (c)    Notwithstanding anything in this Section 11
CONFORM WITH        to the contrary, this Trust Agreement and certain of the
LAW                 Plans, as appropriate, shall be amended from time to time
                    (without the consent of any Plan participant or beneficiary) to maintain such Plans as "unfunded" Plans
                    "maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" for purposes of ERISA, the Code, or any other applicable law, and to maintain the Trust as a "grantor trust," and to insure that deposits to the Trust by Company will not constitute a taxable event, and income and gains of the Trust fund will not be taxable as income and gain to the Trust or to Plan participants and beneficiaries under the Plans, and that benefits paid to Plan participants and beneficiaries from the Trust fund will be deductible to Company in the year of payment.

NO AMENDMENT               (d)    Company and Trustee shall execute such
TO MAKE TRUST       amendments of this Trust Agreement as shall be necessary
REVOCABLE           to give effect to any amendment made pursuant to this
                    Section 11.  Notwithstanding the foregoing, no such
                    amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable.

TERMINATION OF             (e)    The Trust shall not terminate until the date
TRUST AND           on which Plan participants and their beneficiaries are no
REVERSION OF        longer entitled to benefits pursuant to the terms of the
ASSETS              Plan(s).  Upon termination of the Trust, any assets
                    remaining in the Trust shall be returned to Company.

                           Section 12.   Miscellaneous.

                           (a)    Any provision of this Trust Agreement
                    prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

NO ALIENATION              (b)    Benefits payable to Plan participants and
OF BENEFITS         their beneficiaries under this Trust Agreement may not be
                    anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

MISSOURI LAW               (c)    This Trust Agreement shall be governed by and
TO GOVERN           construed in accordance with the laws of the State of
                    Missouri.

                           (d)    For purposes of this Trust:
DEFINITION OF CHANGE
OF CONTROL:                       (i)     "Change of Control" shall mean the
(i) BENEFICIAL             time when (A) any Acquiring Person, either individ-
OWNERSHIP EXCEEDING        ually or together with such Persons' Affiliates or
20% OF OUTSTANDING         Associates, shall have become the Beneficial Owner,
VOTES, OR (ii)             directly or indirectly, of more than 20% of the
CONTINUING DIRECTORS       total votes of outstanding Common Shares of Company;
NO LONGER A MAJORITY       (B) individuals who shall qualify as Continuing
OF THE BOARD; OR           Directors shall have ceased for any reason to
(iii) DECLARATION          constitute at least a majority of the Board of
OF CHANGE OF               Directors of Company; or (C) a majority of the
CONTROL BY                 individuals who shall qualify as Continuing
DIRECTORS                  Directors shall approve a declaration that a Change
                           of Control has occurred. Trustee may rely upon written notice from an officer of Company or upon filings by Company or such Acquiring Person with the Securities and Exchange Commission to determine that a Change of Control has occurred. In addition, upon any publication in The Wall Street Journal indicating that a Change of Control may have occurred, Trustee immediately shall make appropriate inquiry to determine whether the Change of Control has occurred.

                                  (ii)    "Acquiring Person" shall mean any
                           Person who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of Common Shares representing 20% or more of the total votes of all then outstanding Common Shares, but shall not include (i) Company, any Subsidiary (as such term is hereinafter defined) of Company, any employee benefit plan of Company or any Subsidiary of Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, or (ii) any Person (an "Inadvertent Acquiring Person") whose status as an Acquiring Person results solely from (a) a change in the relative votes of any class or series of the Common Shares and/or (b) the acquisition of Common Shares by Company, which actions increase the number of votes represented by the Common Shares beneficially owned by such Person to 20% or more of the total votes of all Common Shares then outstanding; provided, however, that if a Person shall become an Inadvertent Acquiring Person and shall, after any such time, and while such status shall continue, become the Beneficial Owner of any additional Common Shares of Company, then such Person shall be deemed to be an Acquiring Person as of the acquisition of such additional Common Shares. For purposes of this definition, "total votes of all then outstanding Common Shares" shall be determined on any relevant date in accordance with Company's Restated Articles of Incorporation as of the most recent record date for any annual or special meeting of shareholders of Company, or if later, as of the most recent public announcement by Company of the total votes of all then outstanding Common Shares. "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                                  (iii)   "Affiliate" and "Associate" shall
                           have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                                  (iv)    "Beneficial Owner" shall mean a
                           Person who shall be deemed to have acquired
                           "beneficial ownership" of, or to "beneficially own", any securities:

                                           (A) which such Person or any of such
                                  Person's Affiliates or Associates
                                  beneficially owns, directly or indirectly;

                                           (B) which such Person or any of such
                                  Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of currently exercisable conversion or exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                                           (C) which are beneficially owned,
                                  directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of Company.

                                          Notwithstanding anything in this
                                  definition of "Beneficial Owner" to the
                                  contrary, the phrase "then outstanding", when used with reference to a Person's beneficial ownership of securities of Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                                  (v)     "Common Shares" when used with
                           reference to Company shall mean shares of Company's common stock, par value $.10 per share, which presently consists of shares of Ralston-Ralston Purina Group Common Stock and shares of Ralston-Continental Baking Group Common Stock, and any other class or classes or series of common stock of Company resulting from any subdivision, combination, recapitalization or reclassification of shares of such common stock. "Common Shares" when used with reference to any entity which is a successor to the obligations of Company pursuant to
                           Section 12(g) shall mean any capital stock or other equity interest of such entity.

                                  (vi)    "Continuing Director" means any
                           member of the Board of Directors of Company, while such individual is a member of the Board, who is not an Affiliate or Associate of an Acquiring Person or of any such Acquiring Person's Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person shall have become an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or any Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any affiliate or associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                                  (vii)   "Exchange Act" shall mean the
                           Securities Exchange Act of 1934, as amended.


RESTRICTIONS ON            (e)    Company shall not engage in any transaction
DEALINGS WITH       with a Related Person (as defined below) or any Affiliate
RELATED PERSONS:    or Associate of such Related Person unless, prior to such
MUST GUARANTEE      transaction, the Related Person (or, if there is more
OBLIGATIONS OR      than one Related Person, the Related Person which is the
SHOW TRUSTEE        ultimate parent of the Related Persons, as determined by
TRANSACTION         Trustee) either (i) guarantees the obligations of Company
WON'T DECREASE      pursuant to the Plans and this Trust Agreement, or (ii)
COMPANY'S NET       demonstrates to the satisfaction of Trustee that the
WORTH IN            proposed transaction will not result immediately after
TRANSACTIONS        the transaction in a diminution of Company's net worth;
INVOLVING MORE      provided that the foregoing shall not apply to any
THAN $75 MILLION    transaction or series of transactions in which the
                    aggregate amount involved is not in excess of $75,000,000. If there shall be a transaction with a Related Person or an Affiliate or Associate of such Related Person, Company shall notify Trustee in writing within ten (10) days following such transaction.
                    Trustee shall thereupon determine if such transaction violates this Section 12(e). If Trustee determines that the transaction does violate this Section, Trustee may demand rescission, specific performance or such other action as it deems prudent. If such demand is not complied with within twenty (20) days, Trustee shall apply to a court of competent jurisdiction for appropriate relief. For purposes of this Section, a "Related Person" shall mean any Person other than any employee benefit plan of Company or its Affiliate who directly or indirectly (i) is or by the transaction would become the Beneficial
                    Owner of 10% or more of the voting securities of Company,
                    (ii) has engaged in or is engaging in a proxy contest as a result of which one or more of such Person's nominees were or would be elected to the Board of Directors of Company or (iii) has engaged in or is engaging in a tender offer for stock of Company.

                           (f) Trustee acknowledges that it is or may become a creditor of Company and undertakes to ensure at all times that a "Chinese Wall," as that term is commonly understood in the banking community, exists between Trustee's trust department and its commercial banking department.

RESTRICTIONS               (g)    Company covenants that it will not merge or
ON CORPORATE        consolidate with any other corporation, or sell or convey
MERGER OR           all or substantially all of its assets to any Person,
CONSOLIDATION       unless (i) either Company shall be the continuing
                    corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of Company (if other than Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual fulfillment of all obligations and the due and punctual performance and observance of all of the covenants and conditions of this Trust Agreement to be performed or observed by Company by a supplemental agreement satisfactory to Trustee, executed and delivered to Trustee by such corporation, and (ii) Company or such successor corporation or Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by such successor corporation or Person, such successor corporation or Person shall succeed to and be substituted for Company, with the same effect as if it had been named herein.

                           Section 13.   Effective Date.

                           The effective date of this Trust Agreement shall be
                    September 15, 1994.

                           Section 14.  Headings.

                           Headings of sections and descriptive summaries of
                    provisions of the Trust are inserted for convenience of reference. They constitute no part of the Trust Agreement and shall not be deemed to modify, explain, enlarge or restrict any provision of this Trust Agreement or affect the construction hereof.



                                 IN WITNESS WHEREOF, this Trust Agreement has
                    been duly executed by the parties hereto as of the day and year first above written.

                                                        RALSTON PURINA COMPANY

                                                        By---------------------
                    Attest


                    -----------------------------
                    Assistant Secretary
                                                        WACHOVIA BANK OF NORTH
                                                               CAROLINA, N.A.


                                                        By---------------------

                    Attest


                    -----------------------------

                     STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

                                        DATED AS OF

                                     SEPTEMBER 15, 1994

                                           BETWEEN

                                   RALSTON PURINA COMPANY

                                             AND

                      WACHOVIA BANK OF NORTH CAROLINA, N.A., AS TRUSTEE

                    UNDER TRUST AGREEMENT DATED AS OF SEPTEMBER 15, 1994

                                      TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . .  1

       1.1    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.3    Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . .  2

       2.1    Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.2    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

       3.1    Restrictions on Transfer of Shares . . . . . . . . . . . . . . . . . . . . .  2
       3.2    Current Public Information . . . . . . . . . . . . . . . . . . . . . . . . .  3
       3.3    Right of Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       3.4    Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE IV
REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

       4.1    Required Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       4.2    Incidental Registration. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       4.3    Registration Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       4.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       4.5    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE V
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

       5.1    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       5.2    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
       5.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       5.4    Amendments; Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       5.5    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                                    INDEX OF DEFINITIONS
                                    --------------------

              The meaning of the following terms as used in this Agreement can be found where referenced below:

       CBG Stock                      Recital B
       Commission                     Section 4.1
       Company                        First Paragraph
       Inspectors                     Section 4.3(m)
       Offer Notice                   Section 3.2
       Records                        Section 4.3(m)
       RPG Stock                      Recital B
       Securities Act                 Section 3.1
       Shares                         Recital C
       Trust                          Recital A
       Trust Agreement                First Paragraph
       Trustee                        First Paragraph

                REGISTRATION RIGHTS AGREEMENT
                -----------------------------


              Agreement, dated as of September 15, 1994, between Ralston Purina Company, a Missouri corporation (the "Company"), and Wachovia Bank of North Carolina, N.A. (the "Trustee"), in its representative capacity as trustee under Trust Agreement dated as of September 15, 1994, with the Company (the "Trust Agreement").

                            RECITALS
                            --------

              A. Pursuant to the Trust Agreement, the Company has established a trust (the "Trust") to provide a source of funds to assist the Company in meeting its obligations under various employee benefit plans and programs. The Trust is an irrevocable grantor trust established under the laws of the State of Missouri with the full legal right, power and authority to acquire, own, transfer and dispose of shares of the Company's stock and other assets.

              B. Pursuant to the Trust Agreement, the Company may, from time to time, deposit in the Trust shares of the Company's
Ralston - Ralston Purina Group Common Stock, par value $.10 per share ("RPG Stock"), and shares of the Company's Ralston -
 Continental Baking Group Common Stock, par value $.10 per share
("CBG Stock"), to be held, administered and disposed of by the Trustee as provided in the Trust Agreement.

              C. The parties hereto desire to restrict the sale, assignment, transfer, pledge or other disposition by the Trust of any such shares of RPG Stock and CBG Stock and any other shares of RPG Stock and CBG Stock which the Trustee may otherwise acquire for the Trust (collectively, the "Shares") and to provide the Trust certain rights and obligations in respect thereto as hereinafter provided.

              NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                            ARTICLE I
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         ---------------------------------------------

              1.1    ORGANIZATION.  The Company has been duly
                     ------------
incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with full corporate power and authority to execute, deliver and perform this Agreement.

              1.2    AUTHORITY.  The execution, delivery and performance
                     ---------
of this Agreement by the Company have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authority, execution and delivery by the Trustee on behalf of the Trust, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              1.3    ISSUANCE.  Any Shares deposited by the Company in
                     --------
the Trust will, when so deposited, be duly authorized, validly issued, fully paid and non-assessable.


                              ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE
           ---------------------------------------------

              The Trustee represents and warrants to the Company as follows:

              2.1    ORGANIZATION.  The Trustee has been duly
                     ------------
incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate and trust power and authority to execute, deliver and perform this Agreement on behalf of the Trust.

              2.2    AUTHORITY.  The execution, delivery and performance
                     ---------
of this Agreement by the Trustee on behalf of the Trust have been duly authorized by all necessary corporate action of the Trustee.
This Agreement has been duly executed and delivered by the Trustee on behalf of the Trust and, assuming due authority, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.


                              ARTICLE III
                               COVENANTS
                              -----------

              The Trustee hereby covenants and agrees with the Company as follows:

              3.1    RESTRICTIONS ON TRANSFER OF SHARES.  The Trustee
                     ----------------------------------
understands and acknowledges that any Shares acquired directly or indirectly from the Company in a transaction which is not registered under the Securities Act of 1933, as amended
("Securities Act"), would constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and that this Trust may be deemed to be an "affiliate" of the Company within the meaning of Rule 144(a)(1) under the Securities Act.
Accordingly, the Trustee hereby agrees not to sell, assign, transfer, pledge or otherwise dispose of, or grant options or warrants with respect to, any Shares without registering or qualifying the same under the Securities Act and other applicable securities laws except in a transaction which is exempt from the registration requirements of such laws. Prior to any transfer of Shares which is not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144 under the Securities Act or other comparable rule or a transfer to the Company pursuant to Section 3.3 hereof), the Trustee will, in addition to the Offer Notice required by
Section 3.3 hereof, give the Company written notice describing the manner and circumstances of the proposed transfer in sufficient detail to enable the Company to concur that such transfer may be effected without registration (in this connection, the Company may seek and rely upon an unqualified written opinion of counsel knowledgeable in securities laws matters, addressed to the Company and in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act and other applicable securities laws).

              3.2    CURRENT PUBLIC INFORMATION.  The Company will
                     --------------------------
endeavor in good faith to comply with the current public information requirements of Rule 144(c) under the Securities Act and to remain eligible to register securities on Form S-3 (or any other comparable form adopted by the Securities and Exchange Commission).

              3.3    RIGHT OF PURCHASE.  The Trustee hereby agrees that,
                     -----------------
if at any time the Trustee has a bona fide intention to sell, assign, transfer, pledge or otherwise dispose of, or grant options or warrants with respect to, any Shares then held in the Trust, the Trustee shall promptly so notify the Company in writing (an "Offer Notice"), specifying the number of Shares involved, which Offer
Notice shall constitute an offer by the Trustee to sell the Shares subject thereto to the Company (or its designee) at a price per Share equal to the mean between the high and low sales prices per share of the RPG Stock or CBG Stock, as the case may be, as reported on the New York Stock Exchange list of Composite
Transactions ("Composite List") on the date of receipt of the Offer Notice by the Company. The procedures for acceptance or refusal of the offer contained in the Offer Notice shall be as follows:

              (a) The Company shall notify the Trustee by the close of business on the business day after receipt by the Company of the Offer Notice of its decision to accept, in whole or in part, or reject the offer contained in the Offer Notice. In the case of an acceptance, in whole or in part, the Company shall certify that the Company has the funds or will use its best efforts to obtain the funds necessary to enable the Company to pay for (or shall designate a buyer with funds to pay for) the Shares specified in such Offer Notice and shall specify a closing date within five (5) business days after the date of such acceptance.

              (b) If the Company accepts the offer contained in the Offer Notice, in whole or in part, the Company (or its designee) and the Trust shall be legally obligated to consummate the sale contemplated thereby on the closing date set forth in the acceptance notice; provided, however, that the Company (or its designee) may not acquire less than all of the Shares specified in the Offer Notice if the Trustee, in its sole discretion, determines that the remainder of such Shares could not be sold or otherwise disposed of by the Trust upon the same or substantially comparable terms.

              (c) If the Company does not notify the Trustee within the time specified that it elects to purchase all of the Shares specified in the Offer Notice, rejects such offer or otherwise fails to purchase all such Shares, the Trustee shall be free during the sixty (60) day period after receipt by the Company of the Offer Notice (or, in the case of a sale pursuant to Section 4.1 hereof, such longer period as may be necessary to complete the sale in accordance therewith) to sell the number of Shares specified in such Offer Notice which the Company does not elect to purchase in accordance with the terms of this Agreement.

              (d) If the Trustee does not complete such sale within the period contemplated by Section 3.3(c), the provisions of this Section 3.3 shall again apply and no sale or sales by the Trustee of Shares shall be made otherwise than in accordance with the terms of this Agreement.

              3.4    LEGENDS.  Each certificate representing Shares
                     -------
(whether acquired directly or indirectly from the Company or otherwise) shall be submitted to the Company for imprinting legends thereon in substantially the following forms:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY BE OFFERED OR SOLD ONLY PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 15, 1994, BETWEEN THE COMPANY AND WACHOVIA BANK OF NORTH CAROLINA, N.A., AS TRUSTEE, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

Such legends may be removed from any certificate representing Shares covered by an effective registration statement filed pursuant to Section 4.1 or Section 4.2 hereof or which the Trustee has sold pursuant to Rule 144 under the Securities Act or other comparable rule. Following a "Change of Control" (as defined in the Trust Agreement) or an event of default under Section 1(j) of the Trust Agreement, the Trustee shall have no further obligation hereunder to submit certificates representing Shares for imprinting legends pursuant to this Section 3.4.


                              ARTICLE IV
                         REGISTRATION RIGHTS
                         -------------------

              4.1    REQUIRED REGISTRATION.  If at any time the Trustee
                     ---------------------
desires to sell, assign, transfer, pledge or otherwise dispose of, or grant options or warrants with respect to, Shares then held in the Trust in a transaction for which an exemption from the registration requirements under the Securities Act is not available, and the Company does not accept the Trustee's offer to sell all of such Shares pursuant to Section 3.3 hereof, the Company, upon receipt of a written request from the Trustee, will prepare and file a registration statement on Form S-3 under the Securities Act (or any other comparable form thereunder adopted by the Securities and Exchange Commission) covering a public offering of at least $20,000,000 aggregate market value of Shares.
Notwithstanding the foregoing, the Trustee shall not be entitled to request any such registration at any time within the six month period after the effective date of any registration statement filed pursuant to Section 4.1 or 4.2 hereof, unless there shall have occurred a "Change of Control" (as defined in the Trust Agreement) or there shall then exist an event of default under Section 1(j) of the Trust Agreement. If requested by the Company or the Trustee, such public offering will be managed by one or more nationally recognized investment banking firms reasonably acceptable to the Company and the Trustee. Unless a "Change of Control" of the Company (as defined in the Trust Agreement) shall have occurred or unless the Company is then considered to be in default of its obligations under the Trust Agreement (as provided in Section 1(i) of the Trust Agreement), the Company may postpone the filing of a registration statement requested pursuant to this Section 4.1 for a period of up to 145 days if the Company reasonably determines and certifies to the Trustee that such a filing would (i) adversely affect any proposed financing, acquisition, recapitalization or other material transaction by the Company or (ii) otherwise cause an undue hardship for the Company; provided, however, that if such filing is delayed or is reasonably expected to be delayed for a period of more than thirty (30) days as a result of any such event, the Trustee may, upon written request to the Company, require that the Company purchase from the Trust, subject to the Company having sufficient legally available funds for such purchase and securing any needed third party consents, the number of Shares specified in its registration request, at a price per Share equal to the mean between the high and low sales prices per share of the RPG Stock or CBG Stock, as the case may be, as reported on the Composite List, on the date of receipt of such request by the Company. The Company may include in any registration statement filed pursuant to this
Section 4.1 shares of the RPG Stock or CBG Stock or any other class of stock of the Company for the account of the Company or any other stockholder of the Company; provided, however, that if, in the reasonable good faith judgment of any managing underwriter(s) of such public offering, the total number of shares which the Trust, the Company and any such holder(s) intend to include in such public offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of the Company and for the account of any such holder(s) shall be reduced or limited to the extent necessary to reduce the total number of shares included in such public offering to the number of shares recommended by such managing underwriter(s).

              4.2    INCIDENTAL REGISTRATION.  If, at any time, the
                     -----------------------
Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act on behalf of the Company or any of its other security holders (other than any registration statement pursuant to Section 4.1 or a registration statement on Form S-8 or Form S-4 or any other comparable form that may be adopted by the Securities and Exchange Commission) covering a proposed public offering of any shares of RPG Stock or CBG Stock or any other class of stock of the Company, the Company will, as soon as practicable thereafter, give written notice of its determination to the Trustee. Upon the written request of the Trustee given within ten (10) days after receipt of any such notice from the Company, the Company will, except as herein provided, include all such Shares which the Trustee requests in such registration statement; provided, however, that (a) nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration, and (b) if the Company determines not to proceed with a registration after the registration statement has been filed with the Securities and Exchange Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Trustee may request that the Company complete the registration for the benefit of the Trust; and provided, further, that, if such registration is not completed, the Trustee may, upon written request to the Company, require that the Company purchase from the Trust, subject to the Company having sufficient legally available funds for such purchase and securing any needed third party consents, the number of Shares which the Trust has requested be included in such registration, at a price per Share equal to the mean between the high and low sales prices per share of the RPG
Stock or CBG Stock, as the case may be, as reported on the Composite List, on the date such registration is abandoned. The
Company may require that the Shares requested for inclusion in a registration statement pursuant to this Section 4.2 be included in any underwritten public offering on the same terms and conditions as the other securities being sold therein. If, in the reasonable good faith judgment of the managing underwriter(s) of such public offering, the inclusion of all of the Shares originally covered by such request for registration would materially and adversely affect the success of such offering, then the number of Shares to be offered for the account of the Trust shall be reduced or limited to the extent necessary to reduce the total number of shares included in such public offering to the number of shares recommended by such managing underwriter(s); provided, however, that in such event the Trustee may, upon written request to the Company, require that the Company purchase from the Trust, subject to the Company having sufficient legally available funds for such purchase and securing any needed third party consents, at a price per Share equal to the mean between the high and low sales prices per share of the RPG
Stock or CBG Stock, as the case may be, as reported on the Composite List, on the date of receipt of such request by the Company.

              4.3    REGISTRATION PROCEDURES.  If and whenever the
                     -----------------------
Company is required by the provisions of Sections 4.1 or 4.2 hereof to effect the registration of any Shares under the Securities Act, the Company will:

              (a) as promptly as practicable, prepare and file with the Securities and Exchange Commission a registration statement with respect to such Shares, and use reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Shares, not to exceed six
       (6) months;

              (b) as promptly as practicable, prepare and file with the Securities and Exchange Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Shares, not to exceed six (6) months;

              (c) furnish to the Trustee and to any underwriters of the Shares being registered such number of copies of the registration statement, any amendment or supplement thereto, preliminary prospectus, final prospectus and such other documents as the Trustee and such underwriters may reasonably request in order to facilitate the public offering of such Shares;

              (d) use reasonable efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Trustee may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

              (e) notify the Trustee, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

              (f) notify the Trustee promptly of any request by the Securities and Exchange Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

              (g) prepare and file with the Securities and Exchange Commission, promptly upon the request of the Trustee, any amendment or supplement to such registration statement or prospectus which, in the opinion of counsel for the Trustee (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by the Trustee;

              (h) if, at the time when a prospectus relating to Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, promptly notify the Trustee of such occurrence and prepare and promptly file with the Securities and Exchange Commission any amendment or supplement to such registration statement or prospectus as may be necessary to correct such statement or omission; provided that, upon receipt of such notice, the Trustee shall forthwith discontinue the sale of the Shares covered by such registration statement or prospectus until receipt of such amendment or supplement, or until it is advised in writing by the Company that the use of the applicable prospectus in all jurisdictions may be resumed;

              (i) advise the Trustee, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

              (j) at the request of the Trustee, furnish at the closing provided for in any underwriting agreement: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, and (ii) a comfort letter, dated such date, from the independent certified public accountants of the Company, each addressed to the underwriters and to the Trustee, and each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Trustee or the managing underwriter may reasonably request;

              (k) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
       Section 11(a) of the Securities Act;

              (l) use reasonable efforts to cause all such Shares covered by the registration to be listed on each securities exchange on which shares of the RPG
       Stock and CBG Stock may then be listed; and

              (m)    make available for inspection by the
       Trustee, any underwriter participating in any sale of
       Shares pursuant to such registration statement and any
       attorney, accountant or other professional retained by
       the Trustee or any such underwriter (collectively, the
       "Inspectors"), all financial and other records,
       pertinent corporate documents and properties of the
       Company (collectively, the "Records") as shall be
       reasonably necessary to enable them to exercise their
       due diligence responsibilities under the Securities
       Act, and cause the Company's officers, directors and
       employees to supply all information reasonably
       requested by any Inspector in connection with such
       registration statement.  The Company shall not be
       required to disclose Records which the Company
       determines, in good faith, to be confidential and
       which it notifies the Inspectors are confidential
       unless the Inspectors agree in writing with the
       Company that such Records shall not be disclosed by
       the Inspectors unless (i) the disclosure of such
       Records is necessary to avoid or correct a
       misstatement or omission in such registration
       statement or (ii) the disclosure or release of such
       Records is requested or required pursuant to oral
       questions, interrogatories, requests for information
       or documents or a subpoena or other order from a court
       of competent jurisdiction or other process; provided
       that prior to any disclosure or release pursuant to
       clause (ii), the Inspectors shall provide the Company
       with prompt notice of any such request or requirement
       so that the Company may seek an appropriate protective
       order or waive such Inspectors' obligation not to
       disclose such Records; and, provided further, that if
                                   -------- -------
       failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are legally compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are legally compelled to disclose. The
       Trustee agrees that information obtained by the Trustee solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Trustee after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transaction in the securities of the Company or otherwise used to the competitive disadvantage of the Company unless and until such information is made generally available to the public.
       The Trustee further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

              4.4    EXPENSES.  With respect to any registration
                     --------
requested pursuant to Section 4.1 and with respect to each inclusion of Shares in a registration statement pursuant to
Section 4.2, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, listing fees and expenses, printing expenses, fees and disbursements of counsel and accountants for the Company, the Company's internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, if the Company so desires such insurance, and the legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Underwriting fees, discounts and commissions and transfer taxes with respect to any sale of Shares by the Trust shall be paid out of the proceeds of such sale.

              4.5    INDEMNIFICATION.  In the event that any
                     ---------------
Shares are included in a registration statement under Sections 4.1 or 4.2:

              (a) the Company will indemnify and hold harmless the Trust, the Trustee, its officers, directors and agents and each person, if any, who controls the Trustee (within the meaning of Section 15 of the Securities Act) and any underwriter for the Trust, to the full extent permitted by law, from and against any and all loss, damage, liability, cost and expense to which any such indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or any preliminary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by or on behalf of any underwriter for the Trust; provided, however, that the Company shall not be liable to any such indemnified person to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission made in any preliminary prospectus if (i) such indemnified person failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such indemnified person of Shares to the person asserting the claim from which such loss, damage, liability, cost or expense arises and (ii) the final prospectus would have corrected such untrue statement or such omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and
       (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, such indemnified person thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Shares to the person asserting the claim from which such loss, damage, liability, cost or expense arises.

              (b) The Trustee will cause any underwriter for the Trust to agree in writing with the Company to indemnify and hold harmless the Company, its officers, directors and agents, each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act), from and against any and all loss, damage, liability, cost or expense to which the Company or any such other indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus or any preliminary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by or on behalf of such underwriter.

              (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or
       (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party or parties and the indemnifying party and, in the reasonable judgment of the indemnifying party and the indemnified party or parties, there is a conflict of interest between them which would prevent counsel for the indemnifying party from also representing the indemnified party or parties, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. It is understood that the indemnifying party shall not be liable for reasonable fees and expenses of more than one such separate counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

              (d)    In order to provide for contribution in
       circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 4.5 is for any reason (other than by reason of the provisions of such paragraph (a) or (b)) held to be unavailable from either the Company or any underwriter for the Trust, the Trustee will cause any underwriter for the Trust to agree in writing with the Company that the Company and such underwriter shall each contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, or any amount paid in settlement of, any action, suit or proceeding or any claims asserted therein); provided, however, that no party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the sale of shares of the Company's stock in such offering, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.
       No party shall be liable for contribution with respect to any action or claim settled without its consent.

                                      ARTICLE V
                                    MISCELLANEOUS
                                    -------------

              5.1    BINDING EFFECT.  This Agreement shall be binding upon
                     --------------
and inure to the benefit of and be enforceable against the parties hereto and their respective successors.

              5.2    GOVERNING LAW.  This Agreement shall in all respects
                     -------------
be governed by, and enforced and interpreted in accordance with, the substantive laws of the State of Missouri, as applied to contracts made and performed within the State of Missouri without regard to principles of conflicts of law.

              5.3         NOTICES.  All notices, consents, requests,
                          -------
instructions or other communications provided for herein shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or delivered by a reputable overnight courier service with charges prepaid, or transmitted by telegram or facsimile, and addressed as follows:

              If to the Company:    Ralston Purina Company
                                      Checkerboard Square
                                      St. Louis, Missouri  63164
                                      Attention:  Secretary
                                      Telephone:  (314) 982-1000
                                      FAX (314) 982-1288

              If to the Trustee:    Wachovia Bank of North
                                         Carolina, N.A.
                                      Employee Benefit Trust Service
                                      301 North Main Street
                                      Winston-Salem, NC 27150-3099
                                      Attention:  John Smith
                                      Telephone:  (910) 770-6984

                                      FAX:  (910) 770-4059

Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth. Notice shall be deemed given (i) on the date of delivery or transmission if personally delivered or transmitted by telegram or facsimile, (ii) on the next business day following delivery to a reputable overnight courier and (iii) on the third business day following the date mailed.

       5.4    AMENDMENTS; COUNTERPARTS.  This Agreement may be
              ------------------------
amended or modified only by written instrument signed by the Company and the Trustee. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement.

       5.5    HEADINGS.  Section and Article headings used in
              --------
this Agreement have no legal significance and are used solely for convenience of reference.

       IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date set forth in the first paragraph.

                                    RALSTON PURINA COMPANY



                                              By
                                              --------------------------------
                                              Its
                                              --------------------------------


                                              WACHOVIA BANK OF NORTH
                                              CAROLINA, N.A., TRUSTEE


                                              By
                                              --------------------------------
                                              Its
                                              --------------------------------